CURO Updates Selected Q2 2021 Financial Outlook and Announces Rationalization of U.S. Store Network

WICHITA, Kan.—July 13, 2021-CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, omni-channel consumer finance company serving a full spectrum of non-prime and prime consumers in the U.S. and Canada, today updated selected financial outlook for the second quarter of 2021 and announced a rationalization of its U.S. store network.

Updated 2021 Second Quarter Outlook

The Company updates its previously disclosed 2021 second quarter outlook including (i) 2021 second quarter consolidated revenues of approximately $187 million, (ii) Adjusted EBITDA guidance range of $43 million to $47 million and (iii) Adjusted Earnings Per Share guidance range of $0.25 to $0.30, in each case driven by strong credit performance with low net charge off rates and delinquency rates, as well as managing core operating expenses in line with Company expectations. Based on preliminary information available to the Company as of the date hereof, the Company expects to achieve the high-end of such guidance ranges.

In addition, the Company expects loan balances as of June 30, 2021 of approximately $815 million, split between approximately $224 million in the U.S., $361 million in Canada Direct Lending and $230 million in Canada POS Lending. Further, the Company expects that as of June 30, 2021, both on an actual basis and as adjusted for certain contemplated refinancing transactions, its cash and cash equivalents was (or would have been, as the case may be) approximately $346 million and $312 million, respectively (inclusive of $147 million from the disposition of its investment in Katapult in June), and its net recourse debt (net of unrestricted cash) was (or would have been, as the case may be) approximately $414 million and $460 million, respectively. Lastly, the Company expects that its recourse cash interest expense for the LTM period ended June 30, 2021, both on an actual basis and as adjusted for certain contemplated refinancing transactions, was (or would have been, as the case may be) approximately $58 million and $53 million, respectively. Approximately $23 million of the Company’s Adjusted EBITDA for the LTM period ended June 30, 2021 is expected to be attributable to non-recourse interest expense.
The Company’s preliminary financial information presented above is derived from preliminary expected internal financial reports and is subject to revision based on the Company’s procedures and controls associated with the completion of its quarter-end financial reporting, including all customary reviews and approvals of such financial statements for the quarter ending June 30, 2021. Accordingly, actual results may differ from these preliminary results and such differences may be material, and you should not place undue reliance on these preliminary results. In addition, the preliminary results are not necessarily indicative of results for any future period. The Company’s independent auditors have not performed any audit, review or set of procedures with respect to such financial information. An audit, review or set of procedures of such financial information could result in changes to these preliminary results.

CURO expects to release second quarter earnings on July 28, 2021 and to host an earnings call the morning of July 29, 2021.

U.S. Store Rationalization

CURO also announced the closure of 49 U.S. stores in response to evolving customer channel preferences that were accelerated by the impacts of COVID-19. The store closures represent nearly 25% of the Company’s U.S. stores and, other than Illinois, reflect strategic consolidation of locations in dense local markets. As CURO’s omni-channel platform allows customers to seamlessly transition online, to an adjacent store, or to contact centers, this consolidation reduces annual operating costs by approximately $20 million, while maximizing the likelihood of retaining a large percentage of customers that had utilized the impacted stores.

“We made the difficult decision to close a meaningful percentage of our U.S. stores to manage local store market density and to respond to our customers’ evolving usage patterns,” said CURO CEO Don Gayhardt. “While these actions were unfortunately necessary, CURO remains highly focused on serving the needs of all customers through its store and online channels. This was a consolidation of underperforming stores, not a departure from our commitment to leveraging our omni-channel competitive advantage. We remain committed to supporting the right amount of stores in the U.S. and Canada.”

During the second quarter of 2021, CURO closed or did not renew leases for 19 U.S. stores in Illinois (8), Oregon (2), Colorado (2), Washington (1) and Texas (6) (“Q2 2021 U.S. Store Closures”). CURO exited Illinois given the legislative changes that eliminated its product offerings. The store closure decisions in other states were made after extensive analysis and in response to ongoing migration of customer transactions toward the online channel and the impact of COVID-19 on store traffic and profitability. CURO incurred $5.8 million of total one-time charges associated with the Q2 2021 U.S. Store Closures consisting of (i) severance and employee costs of $0.9 million, (ii) lease termination costs of $0.6 million and (iii) net accelerated depreciation and write-off of ROU assets and liabilities of $4.3 million. During July 2021, CURO made the decision to close an additional 30 U.S. stores in Texas (25), California (2), Louisiana (1), Nevada (1) and Tennessee (1) (“Q3 2021 U.S. Store Closures”). In connection with the Q3 2021 U.S. Store Closures, CURO currently expects to incur $5.7 million of total one-time charges consisting of (i) severance and employee costs of $2.5 million, (ii) lease termination costs of $0.9 million and (iii) net accelerated depreciation and write-off of ROU assets and liabilities of $2.3 million.

The store closure decisions followed an extensive evaluation that considered (i) comprehensive store-level score cards, (ii) market-level store density and the related addressable local market, (iii) the lingering and potential future COVID-19 impacts on store volume, traffic and profitability and (iv) continued migration of customer transactions toward the online channel. Of the stores closed in Texas in both quarters, 25 were from The Money Box acquisition in 2012. While historically successful, these stores did not have the high-profile, high-traffic advantages of our Speedy/Rapid Cash stores, so their profitability has declined more through COVID. All of the impacted stores are scheduled to be closed by the end of August 2021. Following these closures, CURO will operate 160 stores in the U.S. and 202 stores in Canada.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about our second quarter outlook, expected charges and cost savings following the store closures and the timing of future store closures. In addition, words such as “guidance,” “outlook,” “estimate,” “anticipate,” “believe,” “forecast,” “likelihood,” “committed,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expects,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: errors in our internal forecasts; revisions based on our procedures and controls associated with the completion of our quarter-end financial reporting as described more fully above; the effects of competition on the company’s business; our ability to attract and retain customers; market, financial, political and legal conditions; actions of regulators and the negative impact of those actions on our business; the future impact of COVID-19 pandemic or any other similar wide-spread event on the company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness;

our ability to integrate acquired businesses; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including:

•Adjusted Earnings Per Share (net income from continuing operations plus or minus certain legal and other costs, income or loss from equity method investment, goodwill and intangible asset impairments, transaction-related costs, share-based compensation, intangible asset amortization, certain tax adjustments and impacts from tax law changes and cumulative tax effect of applicable adjustments, on a total and per share basis); and
•Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items).

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company's operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of the business that, when viewed with the Company's U.S. GAAP results, provide a more complete understanding of factors and trends affecting the business.

We believe that investors regularly rely on non-GAAP financial measures, such as Adjusted Earnings per Share and Adjusted EBITDA, to assess operating performance and that such measures may highlight trends in the business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. In addition, we believe that the adjustments shown above are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe that Adjusted Earnings per Share and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in our industry, many of which present Adjusted Earnings per Share and/or Adjusted EBITDA when reporting their results.

We provide non-GAAP financial information for informational purposes and to enhance understanding of the U.S. GAAP Consolidated Financial Statements. Adjusted Earnings per Share and Adjusted EBITDA should not be considered as alternatives to income from continuing operations, segment operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, the financial statements prepared in accordance with U.S. GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Description and Reconciliations of Non-GAAP Financial Measures

Adjusted Earnings per Share and Adjusted EBITDA have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our income or cash flows as reported under U.S. GAAP. Some of these limitations are:

•they do not include cash expenditures or future requirements for capital expenditures or contractual commitments;
•they do not include changes in, or cash requirements for, working capital needs;
•they do not include the interest expense, or the cash requirements necessary to service interest or principal payments on debt;
•depreciation and amortization are non-cash expense items reported in the statements of cash flows; and
•other companies in our industry may calculate these measures differently, limiting their usefulness as comparative measures.

We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at year-end. If the Company records a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings per Share from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings per Share from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

We believe Adjusted Earnings per Share and Adjusted EBITDA are used by investors to analyze operating performance and to evaluate our ability to incur and service debt and the capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess our estimated enterprise value. The computation of Adjusted EBITDA as presented in this release may differ from the computation of similarly-titled measures provided by other companies.

We have not reconciled the forward-looking Adjusted Earnings per Share and Adjusted EBITDA information included in this release to the most directly comparable GAAP measure because it is not practicable at this time to determine or estimate each of the items that we exclude to calculate the comparable non-GAAP financial measure, which items and amounts could be material.

About CURO

CURO Group Holdings Corp. (NYSE: CURO), serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Flexiti®, Avío Credit®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.

Contacts

Investor Relations:
Roger Dean
Executive Vice President, Chief Financial Officer and Acting Chief Accounting Officer
Phone: 844-200-0342
Email: IR@curo.com

Or

Financial Profiles, Inc.
Curo@finprofiles.com

(CURO-NWS)